Exhibit 99
Silicon Labs Reports Second Quarter 2024 Results
Wireless IoT leader delivers strong second-quarter growth
AUSTIN, Texas – July 24, 2024 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, reported financial results for the second quarter, which ended June 29, 2024.
“Silicon Labs delivered another quarter of strong sequential growth, driven by a combination of design wins ramping to production in several key growth areas, and end customers working down their excess inventory,” said Matt Johnson, President and Chief Executive Officer at Silicon Labs. “Looking forward, we expect revenue growth to continue in the third quarter as excess inventory is further reduced, design wins continue ramping, and bookings improve.”
Second Quarter Financial Highlights
•Revenue was $145 million
•Industrial & Commercial revenue for the quarter was $88 million
•Home & Life revenue for the quarter was $57 million
Results on a GAAP basis:
•GAAP gross margin was 53%
•GAAP operating expenses were $125 million
•GAAP operating loss was $48 million
•GAAP diluted loss per share was $(2.56)
Results on a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the below GAAP to Non-GAAP reconciliation tables were as follows:
•Non-GAAP gross margin was 53%
•Non-GAAP operating expenses were $102 million
•Non-GAAP operating loss was $25 million
•Non-GAAP diluted loss per share was $(0.56)
Business Highlights
•Due to popular demand, Silicon Labs is expanding its fifth annual Works With Developers Conference this fall with live events in San Jose, Hyderabad, and Shanghai. Each event’s agenda is tailored to regional market needs and covers key IoT topics like Matter, Smart Cities, AI and Machine Learning, and Security.

•Announced Silicon Labs’ new xG22E family of wireless SoCs, its first-ever family designed to operate within the ultra-low power envelope required for battery-free, energy harvesting applications. The new family consists of the BG22E, MG22E, and FG22E. As Silicon Labs’ most energy-efficient SoCs to date, all three SoCs will enable IoT device makers to build high-performance, Bluetooth Low Energy (LE), 802.15.4-based, or proprietary 2.4GHz. wireless devices for battery-optimized and battery-free devices that can harvest energy from external sources in their environments like indoor or outdoor ambient light, ambient radio waves, and kinetic motion.

Business Outlook
The company expects third-quarter revenue to be between $160 to $170 million. The company also estimates the following results:
On a GAAP basis:
•GAAP gross margin to be between 54% to 56%
•GAAP operating expenses of approximately $123 million to $125 million
•GAAP diluted loss per share per share between $(0.95) to $(1.25)
On a non-GAAP basis, excluding the impact of stock compensation, amortization of acquired intangible assets, and certain other items as set forth in the reconciliation tables:
•Non-GAAP gross margin to be between 54% to 56%
•Non-GAAP operating expenses of approximately $101 million to $103 million
•Non-GAAP diluted loss per share between $(0.10) to $(0.30)
Earnings Webcast and Conference Call
Silicon Labs will host an earnings conference call to discuss the quarterly results and answer questions at 7:30 am CDT today. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. In addition, the company will post an audio recording of the event at investor.silabs.com and make a replay available through August 24, 2024.
About Silicon Labs
Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com
Forward-Looking Statements
This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.
Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.
CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500, investor.relations@silabs.com

Silicon Laboratories Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 29, 2024	July 1, 2023	June 29, 2024	July 1, 2023
Revenues	$145,367	$244,866	$251,742	$491,653
Cost of revenues	68,784	101,091	120,090	194,018
Gross profit	76,583	143,775	131,652	297,635
Operating expenses:
Research and development	85,909	85,902	166,559	175,298
Selling, general and administrative	38,695	40,706	72,248	85,597
Operating expenses	124,604	126,608	238,807	260,895
Operating income (loss)	(48,021)	17,167	(107,155)	36,740
Other income (expense):
Interest income and other, net	2,790	7,780	5,522	12,616
Interest expense	(263)	(1,596)	(772)	(3,252)
Income (loss) before income taxes	(45,494)	23,351	(102,405)	46,104
Provision for income taxes	36,663	12,338	36,278	20,091
Equity-method loss	—	(57)	—	(1,090)
Net income (loss)	$(82,157)	$10,956	$(138,683)	$24,923

Earnings (loss) per share:
Basic	$(2.56)	$0.35	$(4.33)	$0.78
Diluted	$(2.56)	$0.33	$(4.33)	$0.75

Weighted-average common shares outstanding:
Basic	32,124	31,614	32,018	31,786
Diluted	32,124	32,926	32,018	33,339

Non-GAAP Financial Measurements
In addition to the GAAP results provided throughout this document, Silicon Labs has provided non-GAAP financial measurements on a basis excluding non-cash and other charges and benefits. Details of these excluded items are presented in the tables below, which reconcile the GAAP results to non-GAAP financial measurements.
The non-GAAP financial measurements do not replace the presentation of Silicon Labs’ GAAP financial results. These measurements provide supplemental information to assist management and investors in analyzing Silicon Labs’ financial position and results of operations. Silicon Labs has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)

	Three Months Ended June 29, 2024
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non-GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$145,367

Gross profit	76,583	52.7%	$412	$—	$—	$76,995	53.0%

Research and development	85,909	59.1%	10,217	6,061	902	68,729	47.3%

Selling, general and administrative	38,695	26.6%	5,215	19	106	33,355	22.9%

Operating expenses	124,604	85.7%	15,432	6,080	1,008	102,084	70.2%

Operating income (loss)	(48,021)	(33.0%)	15,844	6,080	1,008	(25,089)	(17.3%)

	Three Months Ended June 29, 2024
Non-GAAP Loss Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income (loss)	$(82,157)	$15,844	$6,080	$1,008	$41,176	$(18,049)

Diluted shares outstanding	32,124					32,124

Diluted loss per share	$(2.56)					$(0.56)
*Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook
(In millions, except per share data)

Three Months Ended September 28, 2024
Business Outlook	GAAP Measure	Non-GAAP Adjustments**	Non-GAAP Measure
Gross margin	54% to 56%	—%	54% to 56%

Operating expenses	$123 to $125	$(22)	$101 to $103

Diluted loss per share	$(0.95) to $(1.25)	$0.85 to $0.95	$(0.10) to $(0.30)
**Non-GAAP adjustments include the following estimates: stock compensation expense of $16.8 million, intangible asset amortization of $5.4 million, and the application of a long-term non-GAAP tax rate of 20%.

Silicon Laboratories Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)
(Unaudited)

	June 29, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$240,834	$227,504
Short-term investments	98,336	211,720
Accounts receivable, net	41,212	29,295
Inventories	166,079	194,295
Prepaid expenses and other current assets	53,585	75,117
Total current assets	600,046	737,931
Property and equipment, net	139,397	145,890
Goodwill	376,389	376,389
Other intangible assets, net	47,374	59,533
Other assets, net	86,781	123,313
Total assets	$1,249,987	$1,443,056
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$39,295	$57,498
Revolving line of credit	—	45,000
Deferred revenue and returns liability	3,323	2,117
Other current liabilities	57,495	58,955
Total current liabilities	100,113	163,570
Other non-current liabilities	56,845	70,804
Total liabilities	156,958	234,374
Commitments and contingencies
Stockholders’ equity:
Preferred stock – $0.0001 par value; 10,000 shares authorized; no shares issued	—	—
Common stock – $0.0001 par value; 250,000 shares authorized; 32,289 and 31,897 shares issued and outstanding at June 29, 2024 and December 30, 2023, respectively	3	3
Additional paid-in capital	39,232	16,973
Retained earnings	1,054,048	1,192,731
Accumulated other comprehensive loss	(254)	(1,025)
Total stockholders’ equity	1,093,029	1,208,682
Total liabilities and stockholders’ equity	$1,249,987	$1,443,056

Silicon Laboratories Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 29, 2024	July 1, 2023
Operating Activities
Net income (loss)	$(138,683)	$24,923
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation of property and equipment	13,152	12,441
Amortization of other intangible assets	12,160	12,904
Amortization of debt issuance costs	—	960
Stock-based compensation expense	29,455	31,377
Equity-method loss	—	1,090
Deferred income taxes	29,784	(6,403)
Changes in operating assets and liabilities:
Accounts receivable	(11,918)	(26,819)
Inventories	28,123	(45,064)
Prepaid expenses and other assets	20,723	32,963
Accounts payable	(19,341)	(30,003)
Other current liabilities and income taxes	(13,624)	(26,220)
Deferred revenue and returns liability	1,206	4,326
Other non-current liabilities	(6,703)	(1,975)
Net cash used in operating activities	(55,666)	(15,500)

Investing Activities
Purchases of marketable securities	(17,700)	(81,427)
Sales of marketable securities	34,538	339,555
Maturities of marketable securities	97,458	171,691
Purchases of property and equipment	(5,577)	(13,462)
Proceeds from sale of equity investment	12,382	—
Purchases of other assets	—	(215)
Net cash provided by investing activities	121,101	416,142

Financing Activities
Proceeds from revolving line of credit	—	80,000
Payments on debt	(45,000)	(536,124)
Repurchases of common stock	—	(201,095)
Payment of taxes withheld for vested stock awards	(15,213)	(16,310)
Proceeds from the issuance of common stock	8,108	7,785
Net cash used in financing activities	(52,105)	(665,744)

Increase (decrease) in cash and cash equivalents	13,330	(265,102)
Cash and cash equivalents at beginning of period	227,504	499,915
Cash and cash equivalents at end of period	$240,834	$234,813